BY-LAWS OF Pepco Newco II, Inc. (a Delaware Corporation) August 14, 2001
PEPCO NEWCO II, INC. BY-LAWS ARTICLE I OFFICES

            Section 1.       The registered office of PEPCO NEWCO, INC. (hereinafter called the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 2.       The Corporation may also have offices at other places both within and without the State of Delaware.

ARTICLE II MEETING OF STOCKHOLDERS

            Section 1.       The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the "Board") and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 3 of this Article.

            Section 2.       A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board or the President of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of Common Stock of the Corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

            Section 3.       Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

ARTICLE III DIRECTORS

            Section 1.       The Board of Directors of the Corporation shall consist of not less than one and not more than six persons. The Directors need not be stockholders. Each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

            Section 2.       A majority of the Board shall constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, be the acts of the Board of Directors.

            Section 3.        (a) Any director may resign at any time by giving written notice of his or her resignation to the Board. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                   (b) Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 3 of Article II hereof.

                   (c) Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            Section 4.        (a) As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article.

                   (b) Other meetings of the Board shall be held at such times and places as the Board, the Chairman of the Board or the President shall from time to time determine.

                   (c) The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

                   (d) The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

            Section 5.       The Chairman of the Board may be elected from among the members of the Board at its organization meeting and following each annual meeting of stockholders. He or she shall preside at meetings of the Board and of the stockholders, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board may from time to time determine. Except as otherwise provided by resolution of the Board, he or she shall be ex-officio a member of all committees of the Board.

            Section 6.       Action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

            Section 7.       Anyone or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            Section 8.       The Board of Directors may, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board, designate one or more committees, each such committee to consist of such number of directors as the Board may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have and may exercise such limited authority as the Board may authorize. Such committee or committees shall have such name or nan1es as the Board may from time to time determine. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority, or such other number as the Board may designate, of the members of any such committee shall constitute a quorum. Each such committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board shall otherwise provide.

            Section 9.       Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV INDEMNIFICATION

            With respect to a Corporation officer, director or employee, the Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, claim or proceeding (collectively, a "Suit"), whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification is proper in the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability, which may be asserted against him or her. To the fullest extent permitted by law, the indemnification provided herein shall include, but not be limited to, expenses (including attorney's fees), judgments, fines and amounts paid in connection with the resolution of a Suit, whether as a result of (i) a final adjudication, (ii) settlement, (iii) summary judgment, (iv) dismissed counts or (v) otherwise. In the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such Suit and the repayment of such advancements will be required only if it shall ultimately be determined that the person who received such advance is not entitled to indemnification. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person in the manner and to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions hereof shall be applicable to all Suits made or commenced after the date of incorporation of the Corporation, whether arising from acts or omissions to act occurring before or after such date. The provisions hereof shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in such capacity at any time while the provisions hereof and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any facts or any Suit then or theretofore existing, or any Suit thereafter brought or threatened based in whole or in part on any such facts. If any provision hereof shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

ARTICLE V OFFICERS

            Section 1.       The Board of Directors, as soon as reasonably practicable after the initial election of directors by stockholders in each year, shall elect a President and a Secretary, and from time to time may elect one or more Vice Presidents, a Treasurer, Assistant Secretaries, Assistant Treasurers and other officers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held by the same person.

            Section 2.       The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified; but any officer or agent elected or appointed-by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

            Section 3.       Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors.

ARTICLE VI CERTIFICATES OF STOCK

            Section 1.       The shares of the capital stock of the Corporation shall be evidenced by certificates, in such form as the Board of Directors may from time to time prescribe. Such certificates shall be signed by the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold such office at the time of its issue.

            Section 2.       The shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of the certificates evidencing such shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

            Section 3.       No certificate evidencing shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the Corporation and its agents by such person or persons and in such manner, as the Board of Directors may from time to time prescribe.

ARTICLE VII CHECKS, NOTES, CONTRACTS, ETC.

            All checks and drafts on the Corporation's bank accounts, bills of exchange, promissory notes, acceptances, obligations, other instruments for the payment of money, and endorsements other than for deposit in a bank account of the Corporation shall be signed by the Secretary or Treasurer and shall be countersigned by the President or a Vice President, unless otherwise authorized by the Board of Directors; provided that checks drawn on the Corporation's dividend and/or special accounts may bear the manual signature, or the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize.

            All contracts, bonds and other agreements and undertakings of the Corporation shall be executed by the President, a Vice President, the Secretary or the Treasurer and by such other officer or officers, if any, as may be designated, from time to time, by the Board of Directors and, in the case of any such document required to be under seal, the corporate seal shall be affixed thereto and attested by the Secretary or an Assistant Secretary.

            Whenever any instrument is required by this Article to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.

ARTICLE VIII FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December of such year.
ARTICLE IX AMENDMENTS
Any By-Law (including these By-Laws) may be adopted, amended or repealed by the Board in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.